Exhibit 10. 34

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into by and between Leo Jaschke (“You”) and Randy Taylor Consulting, LLC, an indirect subsidiary of Harvest Health & Recreation, Inc., a British Columbia corporation (collectively, “Company”).

RECITALS

A. Your employment with the Company is ending, effective June 26, 2020 (“Separation Date”).

B. The Company is offering You the benefits described in this Agreement in exchange for Your covenants, forbearances and other commitments described herein.

C. It is understood and agreed that the offering of this Agreement by the Company is not to be construed as an admission of any liability or obligation on its part to You other than to comply with the terms of this Agreement and any liability is expressly denied.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions described below, and intending to be legally bound thereby, the parties covenant and agree as follows:

1. Separation Benefits: Provided You sign, return and do not revoke this Agreement, the Company agrees to provide You, in addition to all accrued and earned wages and benefits to which You are entitled through the Separation Date, the following “Separation Benefits”:

A. The equivalent of ten (10) weeks’ salary, less lawfully-required withholdings, payable in one lump sum on the first regular payroll date following the Effective Date of this Agreement (as defined below);

B. Reimbursement of Your COBRA premium payment (provided You timely and properly elect benefits continuation under COBRA) through September 2020. You understand and agree that the Company may modify the premium structure, the terms of its group insurance benefit plans, and the coverage under those plans at any time, subject only to applicable law;

C. The Company will not contest Your eligibility for unemployment compensation, should You elect to apply for such benefits; however, the ultimate decision will be made by the applicable state unemployment agency; and

D. In response to any future reference inquiries, the Company will provide, on Your behalf, a neutral reference (i.e., the dates of Your employment with the Company, position(s) held, and rate(s) of pay). All such reference inquiries should be directed to the attention of Siobahn Carragher, Sr. Director of Human Resources.

2. Release: In exchange for the Separation Benefits, by execution of this Agreement, You, both individually or as a representative or a member of a class, release and forever discharge, on behalf of Yourself and Your heirs, executors, administrators, and assigns, the Company and its parent, affiliated and subsidiary entities, and each of their respective past, present, and future agents, members, managers, officers, directors, partners, principals, shareholders, owners, employees, contractors, attorneys, insurers, successors and assigns (collectively “Released Parties”), in both their personal and corporate capacities, from, for and against any loss, liability, claim, demand, cost, obligation, or expense, known or unknown, accrued or contingent, existing from the beginning of time through the Separation Date arising out of or pertaining or in any way relating to any matter, including, but not limited to, Your employment or affiliation with the Company in any capacity or for any reason. This FULL WAIVER AND RELEASE includes, without limitation and without admitting employer coverage under any of the following statutes, all rights or claims arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Americans With Disabilities Act, the Fair Labor Standards Act (to the extent permitted by law), the Family Medical Leave Act, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act of 2009, the Pregnancy Discrimination Act, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, or any other applicable local, state or federal statute or regulation, or any common law cause of action, including claims for breach of any express or implied contract, wrongful discharge, tort, personal injury, or any claims for attorney’s fees or other costs. You further covenant and agree that upon receiving the Separation Benefits, the Released Parties are not further indebted to You in any amount for any reason, and that You have not performed any work for which You were not paid. Nothing in the above language or any other part of this Agreement is intended to release claims for otherwise vested benefits under a company employee welfare benefit plan, reimbursable business expenses, or claims challenging the validity of the release of age-related discrimination claims.

3. Confidentiality of Agreement: Except as permitted under the Protected Rights Section below, You will not, either orally or in writing, disclose the existence or terms of this Agreement or the negotiations leading up to this Agreement, except to Your immediate family members, financial and legal advisors, or as may be required by law. However, You shall notify each such person to whom You make a permitted disclosure hereunder of this confidentiality obligation and take steps to ensure their compliance with this obligation.

4. Post-Employment Obligations:

A. Non-Disclosure of Confidential Information: You will not at any time, directly or indirectly, disclose, utilize, or authorize any disclosure or use of the Company’s Confidential Information. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, the following non-public information relating to Company business or entrusted to the Company by a third party, whether in paper or electronic form or marked “Confidential,” and regardless of how it is stored or recorded: (i) customer lists, data and other customer information, including, but not limited to, identity of customer contact, preferences, account numbers, orders, product usage, product volumes, product performance, pricing, credit card or billing information, promotions, and sale and contract terms (including contract expiration dates); (ii) internal practices and procedures, training material; (iii) financial condition, financial results of operations and financial modeling; (iv) supply of materials information, including sources and costs; (v) information relating to designs, formula, developmental or experimental work, know-how, products, processes, computer programs, software solutions, password codes, source codes, data bases, schematics, inventions, creations, original works of authorship, analyses, compilations, studies, protocols, or other subject matter relating to research and development, strategic planning, mergers and acquisitions, recruiting, operations, management, manufacturing, engineering, purchasing, capital fund raising (both debt and equity), budgeting, finance, marketing, promotion, distribution, licensing, and selling and investor activities; and (vi) any and all information, without regard to form, having independent economic value to the Company that is not generally known to, and not readily ascertainable by proper means by a person who can obtain economic value from its disclosure or use. The obligations under this Section are in addition to and not in lieu of any other rights or obligations, at law or in equity, to maintain the confidentiality of the Confidential Information, including under any applicate state’s Uniform Trade Secrets Act or any other applicable “trade secret” laws. Excluded from this prohibition is information that (i) is in or enters the public domain without breach of this Agreement or wrongful act by You; (ii) is required to be disclosed by order of a court or other governmental agency; provided You shall first give the Company prompt written notice prior to such disclosure so the Company can seek an appropriate protective order against disclosure of such information (if such notice is legally permitted); or (iii) is disclosed to a governmental official or to an attorney for the sole purpose of reporting or investigating a suspected legal violation

B. Non-Solicitation/Non-Interference: You will not, directly or indirectly, engage in the following activities during the six (6)-month period after the Separation Date:

(i) Recruit, solicit, hire, employ, engage or retain the services of any Employee;

(ii) Solicit, accept business from, call upon, deliver products or render services to any Customer on behalf of an individual or entity engaged in Company Business insofar as doing so would or might reduce the amount of business, orders, products, or services the Company is receiving or might receive from that Customer;

(iii) Encourage, induce, or convince any Customer, Employee, or Business Associate to end, reduce, or change in any detrimental way to the Company his/her/its relationship with the Company;

C. Non-Disparagement: Except as permitted under the Protected Rights Section below, You will not make any oral or written statements in public or private settings that are in any way negative, disparaging, or detrimental towards the Released Parties, or any of their respective products, services, representatives, employees, officers, directors, or agents, including but not limited to, statements made on social media. The Company agrees that its officers and directors will similarly not make any oral or written statements in public or private settings that are disparaging, or detrimental towards you and the Company agrees to provide a neutral reference to parties properly seeking an employment reference to your regard, as stated herein.

D. Continuing Cooperation; Duty to Notify: You will voluntarily cooperate with the Company in connection with all business and legal matters with which You were involved or became aware during Your employment with the Company, or any of its affiliated entities. In fulfilling this obligation, the Company agrees to reimburse you for any reasonable and necessary out-of-pocket expenses you incur as a result of any cooperation the Company has requested you to engage in pursuant to this paragraph. This obligation to cooperate includes spending adequate time with the Company’s legal counsel to review Your knowledge related to such matter or proceeding as counsel may deem necessary, including but not limited to the review of documents, the discussion of the case and preparation for interviews, depositions or trial. Further, in the event You become legally compelled to disclose information about the Company or Your employment with the Company (under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, or by a demand or information request from an executive or administrative agency or other governmental authority), You shall, unless prohibited by law, promptly notify the Company of such required disclosure so as to permit the Company a reasonable opportunity to seek a protective order or other similar remedy. In addition, You shall independently exercise reasonable efforts to (i) narrow the scope of disclosure and (ii) make such disclosure only to the extent so required. This obligation to cooperate and disclose is not intended to and shall not be construed so as to in any way limit or affect the testimony which You may give in any such legal proceeding. It is understood and agreed that You will at all times testify fully, truthfully and accurately, whether in deposition, trial or otherwise.

E. Enforcement: The time period specified in this Section 4 shall be extended for a period of time equal to the duration of any breach thereof by You. If You breach the post-employment obligations in this Section, irreparable injury will result to the Company and its remedy at law for damages will be inadequate. As a result, the Company shall be entitled to an injunction to restrain the continuing breach by You, or any other persons or entities acting for or with You, without the necessity of proving actual damages or posting any bond or other security, in addition to any other rights and remedies which the Company may have at law or in equity, including but not limited to our right to collect actual, statutory, and exemplary damages.

5. Avowals and Acknowledgements: As a condition of Your receipt of the Separation Benefits, You affirm, acknowledge and agree that as of Your last day of employment, Friday, June 26, 2020as follows:

A. You have not filed, caused to be filed and are presently not a party to any lawsuit, action, complaint, charge, claim, or legal or administrative proceeding, against any of the Released Parties in any forum or form;

B. On June 26, 2020, the Company will pay You Your final paycheck for the period from June 8, 2020 through June 26, 2020 and any accrued but unused Personal Time Off, PTO or vacation time. You have received all other compensation to which You were owed during Your employment with the Company, You have not worked any time for which You have not been compensated or which You did not report on Company time keeping systems if You were required to do so, and that and no other compensation is due to You, except for the Separation Benefits;

C. You have no known workplace injuries or occupational diseases resulting from Your employment with the Company;

D. Following the Separation Date, You have not accessed (and will not access) the Company’s internal communication systems, including, but not limited to, computer or computer network systems, remote email systems, or voicemail systems;

E. You have returned all Company-related documents and records (electronic, paper or in any other form or format, and all copies of the foregoing), materials, software, equipment, and other physical property that came into Your possession or was produced by You in connection with Your employment;

F. You have supplied the Company with all passwords for Your work-related computer(s) and accounts;

G. You are in possession of all Your personal property that You brought to the Company’s premises and that the Company is not in possession of any of Your personal property;

H. You will work cooperatively with the Company to cause any applicable state licensing authority(ies) to remove Your name from any Company-issued licenses and will sign appropriate documentation to effectuate Your resignation from any Board positions;

6. Protected Rights: Nothing in this Agreement is intended to limit Your right or ability to: (a) file an administrative charge with any government agency charged with enforcement of any law, including the U.S. Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board, Occupational Safety and Health Administration, Securities and Exchange Commission, or comparable state or local agency; (b) initiate or respond to communications from the EEOC or any other government agency; or (c) testify truthfully in a legal proceeding to the extent such communication is compelled or protected by law. You acknowledge, however, that You disclaim and waive any right to individual relief of any kind (including back pay, front pay, reinstatement or other legal or equitable relief), as a result of the filing of any charge, complaint, lawsuit or other proceeding against the Released Parties brought by You or a third party on Your behalf, or as a member of any class or collective action in a case in which any claims against the Released Parties are made.

7. Consult Attorney; Time to Consider and Revoke the Agreement:

A. You are being advised to consult with an attorney of Your choosing prior to executing this Agreement.

B. You are being given 21 days within which to consider this Agreement, but You may sign before the expiration of the 21-day consideration period to expedite receipt of the Separation Benefits. If the offer of Separation Benefits is not accepted within this 21-day consideration period, the Company, at its discretion, may withdraw the offer. Any non-material changes that are made to this Agreement from the version originally presented to You do not extend the 21-day consideration period. You may revoke this Agreement at any time within seven (7) days following Your execution of the Agreement by sending written notice of revocation to Siobahn Carragher, Sr. Director of Human Resources, on or before the expiration of the revocation period. This Agreement shall not become effective or enforceable, and the Separation Benefits shall not be due and owing, until the revocation period has expired (“Effective Date”).

8. General Provisions:

A. This Agreement shall be deemed drafted equally by all parties hereto. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and any presumption or other principle that the language herein is to be construed against any party shall not apply. This Agreement shall be binding upon and inure to the benefit of the parties’ heirs, administrators, representatives, executors, successors and assigns.

B. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise by the laws of the State of Arizona. No action involving this Agreement may be brought except before a court of competent jurisdiction in Maricopa County, Arizona, and each party hereby irrevocably consents to such exclusive and personal jurisdiction and venue. THE PARTIES HEREBY KNOWINGLY AND IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NEGOTIATIONS, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. The prevailing party in any action involving or touching upon this Agreement shall be entitled to recover reasonable attorney fees and costs.

C. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable for whatever reason, the remaining provisions of this Agreement shall nevertheless continue in full force and effect without being impaired in any manner whatsoever provided, however, that if the release in this Agreement is invalidated, the Company shall have the right to seek rescission of this Agreement.

D. This Agreement constitutes the sole and entire agreement between the parties and supersedes any and all understandings and agreements made prior hereto, if any. There are no collateral understandings, representations, or agreements other than those contained herein. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing, signed by the parties.

You hereby represent that You have read and understand the contents of this Agreement, that no representations other than those contained herein have been made to induce or influence Your execution of this Agreement, but that You execute this Agreement knowingly and voluntarily and upon independent advice of Your own choosing.

Randy Taylor Consulting, LLC, a subsidiary of Harvest Dispensaries, Cultivations, and Production Facilities, LLC

Date:	6/24/2020	By:	/s/: Steve White

		Its:	CEO

Date:	6/24/2020	/s/: Leo Jaschke
Leo Jaschke